Exhibit 10.25

MASTER STRUCTURING AGREEMENT

THIS MASTER STRUCTURING AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into by and among:

(1) Oak Street Health, Inc., a Delaware corporation (“OSH Inc.”);

(2) (i) OSH Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OSH Inc. (“Merger Sub 1”) and (ii) OSH Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OSH Inc. (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs” and each a “Merger Sub”);

(3) (i) Quantum Strategic Partners Ltd., a Cayman Islands exempted company (“QSP”) and (ii) QSP OSH Holdings LLC, a Delaware limited liability company (“Newlight Blocker”);

(4) (i) General Atlantic (OSH) Interholdco L.P., a Delaware limited partnership (“GA Interholdco”) and (ii) General Atlantic (OSH) LLC, a Delaware limited liability company (“GA Blocker”);

(5) OSH Management Holdings, LLC, an Illinois limited liability company (“OSH MH LLC”);

(6) Oak Street Health, LLC, an Illinois limited liability company (“OSH LLC”); and

(7) Geoffrey Price, as Initial Partnership Representative.

Each of the foregoing parties hereto is referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Exhibit H hereto.

RECITALS

WHEREAS, it is contemplated that OSH Inc. will consummate an initial public offering (the “IPO”) of its shares of common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, in connection with the consummation of the IPO, the Parties desire to effect a series of transactions pursuant to a single integrated plan intended to reorganize the corporate structure of OSH Inc., including, without limitation, the steps more fully set forth below;

WHEREAS, subject to the terms and conditions set forth in that certain Contribution and Exchange Agreement attached hereto as Exhibit A (the “Contribution and Exchange Agreement”), each of QSP and GA Interholdco desires to contribute all of the Newlight Blocker Contributed Interests and GA Blocker Contributed Interests, respectively, held by such entity to OSH Inc. in exchange for shares of Common Stock as set forth in the Contribution and Exchange Agreement (the “Contribution of Blocker Interests to OSH Inc.”);

WHEREAS, immediately following the Contribution of Blocker Interests to OSH Inc., subject to the conditions set forth in that certain Agreement and Plan of Merger attached hereto as Exhibit B (the “Company Merger Agreement”), Merger Sub 1 desires to merge with and into OSH LLC (the “Company Merger”), with OSH LLC continuing on as the surviving company following such merger;

WHEREAS, immediately following the Company Merger, subject to the conditions set forth in that certain Agreement and Plan of Merger attached hereto as Exhibit C (the “Management Merger Agreement”), Merger Sub 2 desires to merge with and into OSH MH LLC (the “Management Merger”), with OSH MH LLC continuing on as the surviving company following such merger;

WHEREAS, the legal structure chart of OSH LLC and certain of its subsidiaries and affiliates as of the date hereof immediately prior to the consummation of the transactions contemplated by this Agreement to occur on the date hereof is attached hereto as Schedule I; and

WHEREAS, following the consummation of all of the transactions contemplated by this Agreement, the legal structure of OSH Inc. and certain of its subsidiaries and affiliates is intended to reflect the structure chart attached hereto as Schedule II.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Reorganization. On the date hereof, subject to the terms and conditions herein, the Parties intend to reorganize the corporate structure of OSH Inc. through the following transactions (collectively, the “Reorganization Transactions”) substantially simultaneously and in the following sequential order:

(a) Step 1. Contribution of Blocker Interests to OSH Inc. QSP, GA Interholdco and OSH Inc. hereby consummate the Contribution of Blocker Interests to OSH Inc. in accordance with the Contribution and Exchange Agreement.

(b) Step 2. Company Merger. Immediately following the consummation of the transactions contemplated by Section 1(a), Merger Sub 1 and OSH LLC shall consummate the Company Merger, in accordance with and pursuant to the terms of the Company Merger Agreement, by filing a Certificate of Merger with the Secretaries of State of the State of Delaware and the State of Illinois in the form attached hereto as Exhibit D. In connection with the Company Merger, the separate existence of Merger Sub 1 shall cease and OSH LLC shall continue on as the surviving company.

(c) Step 3. Management Merger. Immediately following the consummation of the transaction contemplated by Section 1(b), Merger Sub 2 and OSH MH LLC shall consummate the Management Merger, in accordance with and pursuant to the terms of the Management Merger Agreement, by filing a Certificate of Merger with the Secretaries of State of the State of Delaware and the State of Illinois in the form attached hereto as Exhibit E. In connection with the Management Merger, the separate existence of Merger Sub 2 shall cease and OSH MH LLC shall continue on as the surviving company.

(d) Step 4. Tax Matters Agreement. OSH Inc., OSH LLC, Newlight Blocker, GA Blocker, and Geoffrey Price, as Initial Partnership Representative, shall enter into a tax matters agreement substantially in the form attached hereto as Exhibit F (the “Tax Matters Agreement”).

2. Structuring Intentions. Notwithstanding anything in this Agreement to the contrary, it is the desire of the Parties to effectuate the transactions contemplated by this Agreement, and certain other transactions occurring prior to the date of this Agreement, in accordance with the steps reflected in Exhibit G attached hereto. Therefore, in the event of any ambiguity or conflict in this Agreement or any of the exhibits or schedules attached hereto, it is the intent of the Parties that such ambiguity or conflict be resolved in such a manner that gives effect to the steps reflected in Exhibit G attached hereto, including the final legal entity structure of OSH Inc. and its subsidiaries set forth on

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Schedule II.

3. Waiver of Requirements. Each of the Parties hereby irrevocably waives any claim that the execution or consummation of any of the transactions effected pursuant to this Agreement violate or are prevented by any provision of such Party’s governing documents, including any limited liability company agreement, operating agreement, bylaws, or other similar governing document (including any provision that may purport to require any member or owner of such Party to offer such Party’s securities to any other person before transferring ownership of such securities).

4. Exhibits. Each of the exhibits hereto, upon execution and/or filing with any relevant filing or regulatory authority, shall be appended to this Agreement as the final and definitive forms of such Exhibit.

5. Adjustments. In the event that OSH Inc. reasonably determines following the date hereof that any of the dollar amounts or figures set forth herein should be adjusted, amended or revised in order to account for or reflect the finally determined and agreed upon allocations or values of the cash or equity contributions and/or transactions described herein, this Agreement and any of the exhibits or schedules hereto may be so amended, modified or revised by OSH Inc. with the consent or approval of GA Interholdco and Newlight Harbour Point SPV LLC (which consent or approval may be given by email or otherwise in writing by any party authorized to act on behalf of GA Interholdco and Newlight Harbour Point SPV LLC, respectively), it being the intent of the Parties that any such amendments, modifications or revisions shall be effective as of the date hereof.

6. Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached by the Parties. It is accordingly agreed that any of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any of the Parties and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which the Parties are entitled at law or in equity.

7. Consent to Jurisdiction; Service of Process. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other Party or its successors or assigns shall be brought and determined only in the Delaware Chancery Court and any state court sitting in the State of Delaware to which an appeal from the Delaware Chancery Court may be validly taken, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein, and no Party will file a motion to dismiss any action filed in a state or federal court in the State of Delaware, on any jurisdictional or venue-related grounds, including the doctrine of forum non conveniens. Process in any action or proceeding referred to in the first sentence of this Section 7 may be served on any Party anywhere in the world.

8. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. Except as set forth in the preceding sentence, this Agreement is not intended for the benefit of any Person other than the parties hereto, and no such other Person shall be deemed to be a third party beneficiary hereof, provided however that Newlight Harbour Point SPV LLC shall be a third-party beneficiary for the purposes of enforcing the consent right set forth in Section 5 of this Agreement.

9. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Schedules and the Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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10. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN STATUTE, CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

11. Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any such Party. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word “including” herein shall mean “including without limitation” and, unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive.

12. Entire Agreement. This Agreement and the agreements, certificates and other instruments referred to or attached herein and therein, including the Tax Matters Agreement, contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

13. Amendments and Waiver. Except as set forth in Section 5 or as necessary to give effect to Section 2, this Agreement or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by the Party against which such change, waiver, discharge or termination is sought to be enforced.

14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. Further Assurances. The Parties acknowledge that the purpose of this Agreement and the transactions contemplated hereby is to effectuate the transactions contemplated herein. To that end, each Party shall, in its sole expense, execute and deliver such further agreements, certificates, forms, elections, filings and instruments of conveyance and transfer and take such additional action as any other Party may reasonably request to effect, consummate, confirm or evidence the transactions contemplated herein.

16. Counterparts; Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, ..gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal

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effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party or thereto shall re-execute the original form of this Agreement (i.e. the form fully executed by all of the Parties) and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

17. Place of Execution. Notwithstanding anything herein to the contrary and unless otherwise required by applicable law, this Agreement and all attachments hereto shall, for all purposes, be deemed to have been executed in Chicago, Illinois on the date hereof.

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IN WITNESS WHEREOF, the undersigned have caused this Master Structuring Agreement to be duly executed as of the date first written above.

QUANTUM STRATEGIC PARTNERS LTD.

By:
Name:
Its:

QSP OSH HOLDINGS LLC

By:
Name:
Its:

Signature Page to Master Structuring Agreement

GENERAL ATLANTIC (OSH) INTERHOLDCO L.P.

By:	General Atlantic (SPV) GP, LLC, its General Partner

By:	General Atlantic LLC, its Sole Member

By:
Name:
Its:

GENERAL ATLANTIC (OSH) LLC

By:
Name:
Its:

Signature Page to Master Structuring Agreement

OAK STREET HEALTH, INC.

By:
Name:	Robert Guenthner
Its:	Chief Legal Officer

OAK STREET HEALTH, LLC

By:
Name:	Robert Guenthner
Its:	Chief Legal Officer

OSH MANAGEMENT HOLDINGS, LLC

By:
Name:	Robert Guenthner
Its:	Chief Legal Officer

Signature Page to Master Structuring Agreement

OSH MERGER SUB 1, LLC

By:
Name:	Robert Guenthner
Its:	President

OSH MERGER SUB 2, LLC

By:
Name:	Robert Guenthner
Its:	President

Signature Page to Master Structuring Agreement

EXHIBIT A

CONTRIBUTION AND EXCHANGE AGREEMENT

See attached.

EXHIBIT B

COMPANY MERGER AGREEMENT

See attached.

EXHIBIT C

MANAGEMENT MERGER AGREEMENT

See attached.

EXHIBIT D

CERTIFICATE OF MERGER (COMPANY MERGER)

See attached.

EXHIBIT E

CERTIFICATE OF MERGER (MANAGEMENT MERGER)

See attached.

EXHIBIT F

TAX MATTERS AGREEMENT

See attached.

EXHIBIT G

STRUCTURING STEPS

See attached.

EXHIBIT H

DEFINITIONS

“2020 Plan” means the OSH Inc. 2020 Omnibus Incentive Plan.

“Accounting Firm” has the meaning set forth in Section 5.07 of the Tax Matters Agreement.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person.

“Ancillary Agreements” means any agreement entered into pursuant to the Restructuring Transactions.

“Applicable Law” means Delaware Law and Illinois Law.

“Business Day” means means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” means [•], 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means OSH Inc.’s shares of common stock, par value $0.001 per share.

“Company Merger” means the merger of Merger Sub 1 with OSH LLC, with OSH LLC continuing on as the surviving company following such merger, pursuant to the Company Merger Agreement.

“Company Merger Agreement” means the agreement and plan of merger entered into as of [•], 2020, by and among OSH LLC, OSH Inc. and Merger Sub 1, attached hereto as Exhibit B.

“Contributed Interests” means the GA Blocker Contributed Interests and the Newlight Blocker Contributed Interests.

“Contributing Investors” means each of QSP and GA Interholdco.

“Contribution and Exchange Agreement” means that certain contribution and exchange agreement made as of [•], 2020, by and among OSH Inc., GA Interholdco, QSP, GA Blocker and Newlight Blocker, attached hereto as Exhibit A.

“Contribution Date” means [•], 2020.

“Contribution of Blocker Interests to OSH Inc.” means the contribution by each of QSP and GA Interholdco of all of the Newlight Blocker Contributed Interests and GA Blocker Contributed Interests, respectively, held by such entity to OSH Inc. in exchange for shares of Common Stock as set forth in the Contribution and Exchange Agreement.

“Delaware Law” means the Limited Liability Company Act of the State of Delaware.

“Electronic Delivery” means any delivery by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail.

“Exchange Shares” means the shares of Common Stock of OSH Inc. issued to each respective Contributing Investor in exchange for all of such Contributing Investor’s right, title and interests in all of the Contributed Interests held by such Contributing Investor.

“Flow-Through Income Tax Returns” means any Person’s Income Tax Return to the extent the taxable items of income, gain, loss, deduction or credits shown thereon are required by applicable Law to be reported on the Income Tax Returns of the Person’s direct or indirect members, including any Form 1065 or Schedule K-1 or similar return for other Tax purposes.

“Flow Through Income Tax Proceeding” has the meaning set forth in Section 4.02(b)(i) of the Tax Matters Agreement.

“GA Blocker” means General Atlantic (OSH) LLC, a Delaware limited liability company.

“GA Blocker Contributed Interests” means all of the issued and outstanding common units and certain debt instruments in GA Blocker owned by GA Interholdco, as set forth on Schedule I to the Contribution and Exchange Agreement.

“GA Blocker Indemnified Taxes” means (i) any and all Taxes of GA Blocker with respect to all Pre-Closing Tax Periods, (ii) Taxes imposed on GA Blocker as a result of being a member of an affiliated, combined, unitary or similar group prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), and (iii) Taxes of any Person imposed on GA Blocker as a transferee or successor, by contract, or pursuant to any Law, excluding, in each case, any Tax arising from income for which GA Blocker would have received a tax distribution pursuant to Section 4.1.1 of the OSH LLC Agreement had such income been allocated to the GA Blocker pursuant to Section 4.2 of the OSH LLC Agreement in the Fiscal Year (as defined in the OSH LLC Agreement) with respect to which the Tax is assessed.

“GA Interholdco” means General Atlantic (OSH) Interholdco L.P., a Delaware limited partnership.

“Illinois Law” means the Limited Liability Company Act of the State of Illinois.

“Income Tax Return” means (a) state and local Tax Returns relating to Income Taxes and (b) U.S. federal Tax Returns relating to Income Taxes.

“Income Taxes” means any Taxes in whole or in part based upon, measured by, or calculated with respect to net income or profits, net worth or net receipts (including, but not limited to, any capital gains, franchise Tax, minimum Tax or any Tax on items of Tax preference (in each case, in the nature of an income Tax), but not including sales, use, real or personal property, or transfer Taxes or similar Taxes).

“Indemnification Termination Date” means, in the case of GA Blocker Indemnified Taxes, the third anniversary of the filing of the U.S. federal Income Tax Return of the GA Blocker for the year including the Contribution Date (or, if earlier, the latest date such Income Tax Return could be timely filed with the IRS (after taking into account all appropriate extensions)) and, in the case of Newlight Blocker Indemnified Taxes, the third anniversary of the filing of the U.S. federal Income Tax Return for the Newlight Blocker for the year including the Contribution Date (or, if earlier, the latest date such Income Tax Return could be timely filed with the IRS (after taking into account all appropriate extensions))

“Initial Partnership Representative” means Geoffrey Price.

“IPO” means an initial public offering.

“IPO Price” means the initial public offering price of one share of Common Stock of OSH Inc.

“IRS” means the U.S. Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives, and attorneys acting in their official capacity.

“Law” means any federal, state, local, municipal or non-U.S. statute, law, ordinance, regulation, rule, code, judicial or administrative order, principle of common law enacted, promulgated, issued, enforced or entered by any governmental entity.

“Management Merger” means the merger of Merger Sub 2 with and into OSH MH LLC, with OSH MH LLC continuing on as the surviving company following such merger, pursuant to the Management Merger Agreement.

“Management Merger Agreement” means the agreement and plan of merger entered into as of [•], 2020, by and among OSH MH LLC, OSH Inc. and Merger Sub 2, attached hereto as Exhibit C.

“Merger Subs” means Merger Sub 1 and Merger Sub 2.

“Merger Sub 1” means OSH Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OSH Inc.

“Merger Sub 2” means OSH Merger Sub 2, LLC, a Delaware limited liability company.

“Newlight Blocker” means QSP OSH Holdings LLC, a Delaware limited liability company.

“Newlight Blocker Contributed Interests” means all of the issued and outstanding common units in Newlight Blocker owned by QSP, as set forth on Schedule I to the Contribution and Exchange Agreement.

“Newlight Blocker Indemnified Taxes” means (i) any and all Taxes of Newlight Blocker with respect to all Pre-Closing Tax Periods, (ii) Taxes imposed on Newlight Blocker as a result of being a member of an affiliated, combined, unitary or similar group prior to the Contribution Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), and (iii) Taxes of any Person imposed on Newlight Blocker as a transferee or successor, by contract, or pursuant to any Law, excluding, in each case, any Tax arising from income for which Newlight Blocker would have received a tax distribution pursuant to Section 4.1.1 of the OSH LLC Agreement had such income been allocated to the Newlight Blocker pursuant to Section 4.2 of the OSH LLC Agreement in the Fiscal Year (as defined in the OSH LLC Agreement) with respect to which the Tax is assessed.

“OSH Inc.” means Oak Street Health, Inc., a Delaware corporation.

“OSH LLC” means Oak Street Health, LLC, an Illinois limited liability company.

“OSH LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of OSH LLC, dated as of February 21, 2020, as amended or modified from time to time.

“OSH MH LLC” means OSH Management Holdings, LLC, an Illinois limited liability company.

“OSH MH LLC Agreement” means the Limited Liability Company Operating Agreement of OSH MH LLC, dated as of December 12, 2016, as amended or modified from time to time.

“Partnership Representative” means the Initial Partnership Representative or his or her successor as determined pursuant to the Tax Matters Agreement.

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provisions of state or local tax Laws.

“Person” or “person” means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company, association, unincorporated organization or other entity, including a governmental authority.

“Pre-Closing Tax Period” means any tax period (or portion thereof) ending on or before the Contribution Date, including for the avoidance of doubt, the portion of any Straddle Period ending on the Contribution Date.

“Push-Out Election” has the meaning set forth in Section 4.01(b)(i) of the Tax Matters Agreement.

“QSP” means Quantum Strategic Partners Ltd., a Cayman Islands exempted company.

“Replacement Unvested Award” means, with respect to Incentive Units (as defined in the OSH MH LLC Agreement) of OSH MH LLC that are unvested as of the effective time of the Management Merger, (A) the number of RSUs, which may be settled for an equivalent amount of shares of Common Stock of OSH Inc., set forth on Schedule I to the Management Merger Agreement and (B) the number of incentive stock options issued under the 2020 Plan set forth on Schedule I to the Management Merger Agreement, with an exercise price set at the IPO Price.

“Replacement Vested Award” means, with respect to Incentive Units (as defined in the OSH MH LLC Agreement) of OSH MH LLC that are vested as of the effective time of the Management Merger, (A) the number of shares of Common Stock of OSH Inc. set forth on Schedule I to the Management Merger Agreement and (B) the number of incentive stock options issued under the 2020 Plan set forth on Schedule I to the Management Merger Agreement, with an exercise price set at the IPO Price.

“Restructuring Transactions” means, collectively:

a)	the Contribution of Blocker Interests to OSH Inc.;

b)	the Company Merger;

c)	the Management Merger; and

d)	transactions contemplated by the Tax Matters Agreement.

“RSUs” means restricted stock units.

“Securities Act” means the Securities Act of 1933.

“Sponsor” means each of QSP and GA Interholdco.

“Sponsor Blockers” means each of GA Blocker and Newlight Blocker.

“Straddle Period” means any taxable period that begins on or before and ends after the Contribution Date.

“Straddle Tax Proceeding” has the meaning set forth in Section 4.02(b)(ii) of the Tax Matters Agreement.

“Tax” means all federal, state, provincial, territorial, municipal, local or foreign income, profits, franchise, gross receipts, gross margin, environmental (including taxes under Section 59A of the Code), alternative or add on minimum, customs, duties, net worth, sales, use, goods and services, withholding, value added, ad valorem, employment, social security, escheat, disability, occupation, pension, real property, personal property (tangible and intangible), stamp, transfer, conveyance, severance, production, excise and other taxes (including payments in lieu of taxes), withholdings, duties, levies, imposts, fees and other similar charges and assessments (including any and all interest, fines, penalties and additions attributable to, or otherwise imposed on or with respect to, any such taxes, withholdings, duties, levies, imposts, fees and other similar charges and assessments) imposed by or on behalf of any Tax authority.

“Tax Matters Agreement” means the tax matters agreement substantially in the form attached hereto as Exhibit F entered into among OSH Inc., OSH LLC, Newlight Blocker, GA Blocker, and Geoffrey Price, as partnership representative of OSH LLC.

“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, other examination by any Taxing Authority, proceeding, appeal of a proceeding or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Tax Return” means all returns, declarations, reports, estimates, information returns, elections, claims for refund, statements or other documents filed or required to be filed in respect of any Taxes or supplied to any Tax authority or other governmental entity, including all attachments and schedules thereto and amendments thereof.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, for the avoidance of doubt, the IRS).

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

SCHEDULE I

OSH LLC STRUCTURE PRIOR TO CONSUMMATION OF TRANSACTIONS

See attached.

SCHEDULE II

OSH INC. STRUCTURE FOLLOWING CONSUMMATION OF TRANSACTIONS

See attached.